Exhibit 10.54

SECOND AMENDMENT TO THE TRUIST FINANCIAL CORPORATION NON-QUALIFIED DEFINED CONTRIBUTION PLAN

WHEREAS, Truist Financial Corporation (the “Company”) sponsors the Truist Financial Corporation Non-qualified Defined Contribution Plan (the “Plan”) for the purpose of (1) supplementing the benefits payable to certain participants under the Truist Financial Corporation 401(k) Savings Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Internal Revenue Code, and (2) providing certain participants in the Company’s executive incentive compensation plans with an effective means of deferring a portion of the payments they are entitled to receive under such plans on a pre-tax basis.

WHEREAS, the Company desires to amend the Plan to allow Unforeseeable Emergency withdrawals from participants’ vested Mandatory Deferral Account;

WHEREAS, Article 13 of the Plan provides that the Board may, at any time, amend the Plan;

WHEREAS, Article 13 of the Plan provides that an officer who is an Executive Manager of the Company shall have the authority to amend the Plan provided that the financial impact on the Company of such amendment is below the Sarbanes-Oxley materiality threshold;

WHEREAS, it has been determined that the financial impact on the Company of this amendment is below the Sarbanes Oxley materiality threshold.

NOW, THEREFORE, BE IT RESOLVED, that, effective January 1, 2023, the Plan is hereby amended in the respects hereinafter set forth:

(1)Section 6.3 is deleted in its entirety and replaced with the following:

6.3    Processing of Request. The processing of a request for a payment on account of an Unforeseeable Emergency shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request. If a Participant incurs a Separation from Service after a request is approved but prior to payment, the approval of his request shall be automatically void and the benefits he is entitled to receive under the Plan shall be paid in accordance with the applicable payment provisions of the Plan. If a payment is approved, such payment shall be made in a lump sum within 60 days of the date of approval; provided, however, that if the 60-day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the calendar year of payment. If the Committee determines that the extent of an Unforeseeable Emergency requires a suspension of the Participant’s deferrals for the Plan Year in which the Unforeseeable Emergency occurs, such a suspension shall take effect upon the date of approval of such emergency. An Unforeseeable Emergency withdrawal shall be charged to the separate bookkeeping accounts which comprise the Account in the following order: (i) the Matching Account (but only to the extent of the vested portion of the Matching Account); (ii) the Salary Reduction Account, and (iii) the Mandatory Deferral Account (but only to the extent of the vested portion of the Mandatory Deferral Account). Subject to the provisions of Article XVII, with respect to each such separate bookkeeping account, such Unforeseeable Emergency withdrawal shall be charged to the Investment Fund Accounts on a pro rata basis.

(2)Section 19 is deleted in its entirety and replaced with the following:
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19.1 Introduction. Under the terms of certain annual bonus plans maintained by the Company (defined below as an “Eligible Plan”), Employees are required to defer receipt of a portion of their incentive award which is subject to vesting conditions as further described below (“Mandatory Deferral”). In addition to this Article 19, Mandatory Deferrals are subject all the terms of the Plan, to the extent applicable, except for Article III – Credits to Accounts; Article IV – Nonforfeitability of Accounts; and Article V – Payment of Benefits.

BE IT FURTHER RESOLVED, that effective as of the date hereof, that the appropriate officers of the Company are hereby empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such instruments and documents, and each of them hereby is, authorized to take all further action and to execute and deliver such further instruments and documents, in the name of the Company, with such modifications not materially affecting their provisions as he or she may deem necessary or appropriate in order to fully carry out the intent and accomplish the purpose of the foregoing amendments and resolutions.

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Executed on this 7 of     November    , 2023
TRUIST FINANCIAL CORPORATION

By:     /s/ Ellen Fitzsimmons

Title: Chief Legal Officer and Head of Public Affairs

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